electroCore Announces Second Quarter Financial Results

Received EUA and initiated gammaCore Sapphire CV distribution process for certain known or suspected COVID-19 patients experiencing asthma exacerbations

Generated sequential increase in revenue

Further strengthened balance sheet and reduced quarterly cash burn

Company to host conference call and webcast today, August 13, 2020 at 4:30 pm ET

August 13, 2020 at 4:05 PM EST

BASKING RIDGE, N.J., August 13, 2020 -- electroCore, Inc. (Nasdaq: ECOR), a commercial-stage bioelectronic medicine company, today announced second quarter 2020 financial results and provided an operational update.

Second Quarter 2020 and Recent Highlights

•	Obtained Emergency Use Authorization (EUA) for the use of gammaCore Sapphire CV (non-invasive nerve stimulation or nVNS) in known or suspected COVID-19 patients who are experiencing an exacerbation of asthma-related dyspnea and reduced airflow, and for whom approved drug therapies are not tolerated or provide insufficient symptom relief.

•	Commenced support of two investigator-initiated clinical trials (IITs) of gammaCore Sapphire CV in COVID-19 patients in Valencia, Spain (SAVIOR 1) and in Pittsburgh, PA (SAVIOR 2) which continue to enroll.

•	Announced a publication in the journal Cephalalgia supporting the first line use of nVNS for the acute and preventative treatment of cluster headache and concluding that scientific and clinical studies support the emergence of non-invasive nerve stimulation as an effective, safe and practical treatment option for most primary headache disorders.

•	Subsequent to the end of the second quarter, raised $10.3 million through the company’s existing stock purchase agreement with Lincoln Park Capital announced in March 2020, resulting in pro-forma June 30, 2020 cash and cash equivalents and marketable securities of $29.2 million.

Dan Goldberger, Chief Executive Officer of electroCore commented: “Following the FDA’s recent issuance of an Emergency Use Authorization for the use of gammaCore Sapphire CV for the acute treatment of asthma exacerbations in certain known or suspected COVID-19 patients, we established a streamlined procurement process allowing hospitals and physicians to quickly and easily obtain the therapy. We are excited to play a role in the fight against this pandemic, particularly since reactive airway disease was one of the first areas of research for our company, and multiple pilot studies and publications strongly suggest that the therapy can provide a benefit to these patients.

Notwithstanding the impact of the pandemic on our core operations during the second quarter, we were nonetheless able to generate a sequential increase in revenue, driven largely by the replenishment order in the commercial channel, even while physicians, hospitals, and military treatment facilities pivoted to treat COVID patients. Total paid months of therapy were down only single digit percentages, a testament to the unwavering focus of the entire electroCore team who experienced unprecedented restrictions in their physician outreach efforts. We are encouraged that our two most significant revenue channels, the U.S. Department of Veteran Affairs and Department of Defense, and the U.K., are showing early signs of potentially returning to pre-pandemic month run rates.

The redeployment and cost reduction plan that we announced in May 2019 and have since implemented has transformed our company into a much leaner and nimbler organization. During the second quarter, we used approximately $5.2 million to fund our operations, a substantial reduction from approximately $11.3 million in the year ago period. Together with our strengthened balance sheet, we believe we have the resources necessary to achieve meaningful upcoming clinical and commercial milestones,” Mr. Goldberger concluded.

Second Quarter 2020 Financial Results

For the quarter ended June 30, 2020, electroCore reported net sales of $753,000 compared to $623,000 in the same period of 2019, and slightly above the guidance range of $700,000 to $750,000 provided by management on July 14, 2020. The company continues to focus on the VA and DOD channels in the United States and on sales in the United Kingdom.

Revenue from the VA and DOD decreased 9% sequentially to $415,000 during the second quarter of 2020 from $454,000 in the first quarter of 2020 and $378,000 in the fourth quarter of 2019. Paid months of therapy shipped to the VA and DOD decreased 9% sequentially to 988 during the second quarter of 2020 from 1,084 in the first quarter of 2020.

Revenue from outside the US decreased sequentially to $247,000 in the second quarter of 2020 from $277,000 in the first quarter of 2020 and $294,000 in the fourth quarter of 2019. Paid months of therapy shipped outside the US decreased 7% sequentially to 938 during the second quarter of 2020 from 1,008 in the first quarter of 2020 and 961 in the fourth quarter of 2019.

During the quarter ended June 30, 2020, electroCore restructured its commercial distribution channel and exhausted all of the inventory that had previously been placed in that channel. As a result, the company recorded revenue of approximately $60,000 during the period for a small replenishment order and expects to be able to report recurring revenue in the commercial channel in the future.

Total operating expenses for the second quarter of 2020 were approximately $6.4 million, a reduction of approximately 50% as compared to $12.7 million for the comparable period in 2019.

SG&A expense declined approximately 44% to $5.3 million in the second quarter of 2020 from approximately $9.4 million for the comparable period in 2019, primarily driven by a decrease in sales and marketing expenses consistent with the cost reduction plan first implemented in June 2019.

Research and development expense decreased by approximately $1.5 million, or 60%, to $1.0 million for the second quarter of 2020 from $2.5 million for the comparable period in 2019. This reduction is consistent with the company’s strategy of reducing its near-term investment in research and development.

During the second quarter of 2020, electroCore recorded a tax benefit of approximately $1.2 million in connection with the sales of some of its New Jersey net operating losses.

GAAP net loss for the second quarter of 2020 was $4.7 million as compared to a GAAP net loss of $12.1 million for the same period in 2019.

Adjusted EBITDA net loss for the second quarter of 2020 was a loss of $4.3 million as compared to an adjusted EBITDA net loss of $10.8 million for the same period in 2019.

The company defines adjusted EBITDA net loss as GAAP net loss, excluding income tax expense/benefit, stock-compensation expense, restructuring and other severance related charges, legal fees associated with stockholders’ litigation and total other income/expense. A reconciliation of GAAP net loss to Non-GAAP adjusted EBITDA net loss has been provided in the financial statement tables included in this press release.

Net cash used in operations for the quarter ended June 30, 2020 was approximately $5.2 million, not including approximately $1.2 million received in connection with the sale of New Jersey net operating losses. Net cash used in operations was $11.3 million in the second quarter of 2019.

Cash and cash equivalents and marketable securities at June 30, 2020 totaled approximately $18.9 million, as compared to approximately $24.1 million at December 31, 2019. Subsequent to the end of the second quarter of 2020, the company raised approximately $10.3 million through a partial draw down of the agreement with Lincoln Park Capital, resulting in a pro forma cash and cash equivalents and marketable securities balance of $29.2 million as of June 30, 2020.

Webcast and Conference Call Information

electroCore’s management team will host a conference call today August 13, 2020 beginning at 4:30 p.m. ET. Investors interested in listening to the conference call, or webcast may do so by dialing 877-407-4018 for domestic callers or 201-689-8471 for international callers, using Conference ID: 13706874, or by connecting to the Web: http://public.viavid.com/index.php?id=140717

An archived webcast of the event will be available on the “Investors” section of the company’s website at: www.electrocore.com.

About electroCore, Inc.

electroCore, Inc. is a commercial-stage bioelectronic medicine company dedicated to improving patient outcomes through its platform non-invasive vagus nerve stimulation therapy initially focused on the treatment of multiple conditions in neurology. The company’s current indications are the preventative treatment of cluster headache and migraine and acute treatment of migraine and episodic cluster headache.

For more information, visit www.electrocore.com.

About gammaCoreeTM

gammaCoreTM (nVNS) is the first non-invasive, hand-held medical therapy applied at the neck as an adjunctive therapy to treat migraine and cluster headache through the utilization of a mild electrical stimulation to the vagus nerve that passes through the skin. Designed as a portable, easy-to-use technology, gammaCore can be self-administered by patients, as needed, without the potential side effects associated with commonly prescribed drugs. When placed on a patient’s neck over the vagus nerve, gammaCore stimulates the nerve’s afferent fibers, which may lead to a reduction of pain in patients.

gammaCore is FDA cleared in the United States for adjunctive use for the preventive treatment of cluster headache in adult patients, the acute treatment of pain associated with episodic cluster headache in adult patients, the acute treatment of pain associated with migraine headache in adult patients, and the prevention of migraine in adult patients. gammaCore is CE-marked in the European Union for the acute and/or prophylactic treatment of primary headache (Migraine, Cluster Headache, Trigeminal Autonomic Cephalalgias and Hemicrania Continua) and Medication Overuse Headache in adults.

•	Safety and efficacy of gammaCore have not been evaluated in the following patients:

o	Patients diagnosed with narrowing of the arteries (carotid atherosclerosis)

o	Patients who have had surgery to cut the vagus nerve in the neck (cervical vagotomy)

o	Pediatric patients

o	Pregnant women

o	Patients with clinically significant hypertension, hypotension, bradycardia, or tachycardia

•	Patients should not use gammaCore if they:

o	Have an active implantable medical device, such as a pacemaker, hearing aid implant, or any implanted electronic device

o	Have a metallic device such as a stent, bone plate, or bone screw implanted at or near their neck

o	Are using another device at the same time (e.g., TENS Unit, muscle stimulator) or any portable electronic device (e.g., mobile phone)

In the US, the FDA has not cleared gammaCore for the treatment of pneumonia and/or respiratory disorders such as acute respiratory stress disorder associated with COVID-19.

Please refer to the gammaCore Instructions for Use for all of the important warnings and precautions before using or prescribing this product.

gammaCore Sapphire CV has neither been cleared nor approved for acute use at home or in a healthcare setting to treat adult patients with known or suspected COVID-19 who are experiencing exacerbation of asthma-related dyspnea and reduced airflow, and for whom approved drug therapies are not tolerated or provide insufficient symptom relief as assessed by their healthcare provider, by using non-invasive Vagus nerve Stimulation (nVNS) on either side of the patient’s neck during the Coronavirus Disease 2019 (COVID-19) pandemic

gammaCore Sapphire CV has been authorized for the above emergency use by FDA under an Emergency Use Authorization

gammaCore Sapphire CV has been authorized only for the duration of the declaration that circumstances exist justifying the authorization of the emergency use of medical devices under section 564(b)(1) of the Act, 21 U.S.C. § 360bbb-3(b)(1), unless the authorization is terminated or revoked.

Please refer to gammaCore Sapphire CV (nVNS) Instructions for Use for Use for all of the important warnings and precautions before using or prescribing gammaCore Sapphire CV (nVNA).

Forward-Looking Statement

This press release and other written and oral statements made by representatives of electroCore may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements about electroCore's business prospects and clinical and product development plans, its pipeline or potential markets for its technologies, the timing, outcome and impact of regulatory, clinical and commercial developments including commercialization of, and potential reimbursement for, gammaCore Sapphire CV, potential IIT’s for the study of gammaCore Sapphire CV in COVID-19 patients in Spain, the U.S., or elsewhere, the business, operating or financial impact of such studies, and other statements that are not historical in nature, particularly those that utilize terminology such as "anticipates," "will," "expects," "believes," "intends," other words of similar meaning, derivations of such words and the use of future dates. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the ability to raise the additional funding needed to continue to pursue electroCore’s business and product development plans, the inherent uncertainties associated with developing new products or technologies, the ability to commercialize gammaCore™, the potential impact and effects of COVID-19 on the business of electroCore, electroCore’s results of operations and financial performance, and any measures electroCore has and may take in response to COVID-19 and any expectations electroCore may have with respect thereto, competition in the industry in which electroCore operates and overall market conditions. Any forward-looking statements are made as of the date of this press release, and electroCore assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements, except as required by law. Investors should consult all of the information set forth herein and should also refer to the risk factor disclosure set forth in the reports and other documents electroCore files with the SEC available at www.sec.gov.

Investors:

Hans Vitzthum

LifeSci Advisors

617-430-7578

hans@lifesciadvisors.com

or

Media Contact:

Jackie Dorsky

electroCore

973-290-0097

jackie.dorsky@electrocore.com

electroCore, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
	(in thousands)
Net sales	$753.0	$622.7	$1,486.7	$1,032.3
Cost of goods sold	273.0	254.4	571.1	412.2
Gross profit	480.0	368.3	915.6	620.1
Operating expenses
Research and development	1,030.5	2,510.4	2,553.6	5,970.3
Selling, general and administrative	5,273.3	9,387.9	11,834.1	20,390.9
Restructuring and other related charges	99.6	849.8	464.6	849.8
Total operating expenses	6,403.4	12,748.1	14,852.3	27,211.0
Loss from operations	(5,923.4)	(12,379.8)	(13,936.7)	(26,590.9)
Other (income)/expense
Interest and other income, net	(11.7)	(279.3)	(74.7)	(645.5)
Other	0.7	—	9.8	16.7
Total other (income)/expense	(11.0)	(279.3)	(64.9)	(628.8)
Loss before income taxes	(5,912.4)	(12,100.5)	(13,871.8)	(25,962.1)
Benefit from income taxes	1,170.9	—	1,170.9	—
Net loss	$(4,741.5)	$(12,100.5)	$(12,700.9)	$(25,962.1)
Net loss per share of common stock - Basic and Diluted	(0.13)	(0.41)	(0.38)	(0.89)
Weighted average common shares outstanding - Basic and Diluted	36,658,797	29,341,574	33,216,512	29,330,442

electroCore, Inc.

Condensed Consolidated Balance Sheet Information

(in thousands)

	As of June 30,	As of December 31,
	2020	2019
	(unaudited)	(audited)
Cash and cash equivalents	$14,863.1	$13,563.8
Marketable securities	$3,997.2	$10,495.4
Total assets	$28,658.6	$35,461.7
Current liabilities	$5,075.9	$9,144.7
Total liabilities	$7,115.8	$10,564.6
Total equity	$21,542.9	$24,897.1

(Unaudited) Use of Non-GAAP Financial Measure

The company is presenting adjusted EBIDTA net loss because it believes this measure is a useful indicator of its operating performance. electroCore management uses this non-GAAP measure principally as a measure of the company’s core operating performance and believes that this measure is useful to investors because it is frequently used by the financial community, investors, and other interested parties to evaluate companies in the company’s industry. The company also believes that this measure is useful to its management and investors as a measure of comparative operating performance from period to period. Additionally, the company believes its use of non-GAAP adjusted EBITDA net loss from operations facilitates management’s internal comparisons to historical operating results by factoring out potential differences caused by charges not related to its regular, ongoing business, including, without limitation, non-cash charges and certain large and unpredictable charges such as restructuring expenses.

The company has presented adjusted EBITDA net loss as a non-GAAP financial measure in this press release. The company defines adjusted EBITDA net loss as its reported GAAP net loss excluding income tax expense/benefit, depreciation and amortization, stock-based compensation, restructuring and other severance related charges, legal fees associated with stockholders litigation and total other income /expense and other income and expense.

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
GAAP net loss	$(4,742)	$(12,101)	$(12,701)	$(25,962)

Depreciation/amortization	97	28	194	54

Stock-based compensation	1,003	727	1,748	1,471

Restructuring and other related charges	100	850	465	850

Legal fees associated with stockholders litigation	402	—	729	958

Total other (income)/expense	(11)	(279)	(65)	(629)

Benefit from income taxes	(1,171)	—	(1,171)	—

Adjusted EBIDTA net loss from operations	$(4,322)	$(10,775)	$(10,801)	$(23,258)

The company’s use of a non-GAAP measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of its results as reported under GAAP. Some of these limitations are: the non-GAAP measure does not reflect interest or tax payments that may represent a reduction in cash available; although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and the non-GAAP measure does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; the non-GAAP measure does not reflect the potentially dilutive impact of equity-based compensation; and the non-GAAP measure does not reflect changes in, or cash requirements for, working capital needs; other companies, including companies in electroCore’s industry, may calculate adjusted EBITDA net loss differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider the non-GAAP measure together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and other GAAP results. A reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net loss has been provided in the preceding financial statements table of this press release.